CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
Keystone High Income Bond Fund (B-4)





     We consent to the use of our report dated September 6, 1996, incorporated by reference herein, and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the Prospectus.





                                                 /s/ KPMG Peat Marwick LLP

                                                 KPMG Peat Marwick LLP





Boston, Massachusetts
November 25, 1996